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                                                                  EXHIBIT NO. 11

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                           Year Ended
                                                        December 31, 2000
                                                   ----------------------------
                                                                    Earnings
                                                     Shares         Per Share
                                                   ----------     -------------
                                                            (In Thousands)

Basic Weighted Average Shares Outstanding               4,439             $1.02
                                                    =========      ============

Diluted
  Average Shares Outstanding                            4,439
  Common Stock Equivalents                                  0
                                                    ---------
                                                        4,439             $1.02
                                                    =========      ============


                                                           Year Ended
                                                        December 31, 1999
                                                   ----------------------------

Basic Weighted Average Shares Outstanding               4,435             $0.94
                                                    =========      ============

Diluted
  Average Shares Outstanding                            4,435
  Common Stock Equivalents                                  0
                                                   ----------
                                                        4,435             $0.94
                                                   ==========      ============